SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  May 4, 1998


                               WHITTMAN-HART, INC.



     DELAWARE                             0-28166              36-3797833
(State or other jurisdiction of     (Commission file #)      (Federal Id #)
incorporation or organization)



311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS          60606-6618
(Address of principal executive offices)                       (Zip Code)


(312) 922-9200
Registrant's telephone number, including area code

ITEM 5.  Other Events.

     The revenues and net income of Whittman-Hart, Inc. for the month of April, 1998 were $21.7 million and $1.3 million, respectively. Such results are not necessarily indicative of the results to be expected for the quarter ending June 30, 1998 or the year ending December 31, 1998.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WHITTMAN-HART, INC.


May 4, 1998                             By:  /s/ Kevin Gaskey
 (Date)                                      Kevin Gaskey
                                        Chief Financial Officer